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WaMu Mortgage Pass-Through Certificates

Series 2007-HY6 Marketing Materials

Hybrid ARMS

$ [3,386,536,100]

(Approximate, Subject to +/- 10% Variance)

WaMu Asset Acceptance Corp.

Depositor

Washington Mutual Bank

Sponsor and Servicer

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS MAY 1, 2007.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet

Date Prepared: May [2], 2007

Publicly Offered Certificates

WaMu Mortgage Pass-Through Certificates, Series 2007-HY6

$[3,386,536,100]

(Approximate, Subject to +/- 10% Variance)

5/1, 7/1 and 10/1 Hybrid, Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (2)	WAL (Yrs) To Wtd Avg CPB/Mat (3)	Pmt Window (Mths) To Wtd Avg CPB/Mat (3)	Interest Rate Type	Tranche Type	Expected Ratings S&P and Fitch
1-A1	$ 681,308,000	2.58/3.32	1-60/1-360	Variable (4)	Senior	AAA/ AAA
1-A2	$ 37,751,000	2.58/3.32	1-60/1-360	Variable (4)	Senior/Mezzanine	AAA/AAA
2-A1	$ 1,090,982,000	2.96/3.37	1-84/1-360	Variable (5)	Senior	AAA/AAA
2-A2	$ 115,896,000	2.96/3.37	1-84/1-360	Variable (6)	Senior	AAA/AAA
2-A3	$ 195,700,000	2.96/3.37	1-84/1-360	Variable (7)	Senior	AAA/AAA
2-A4	$ 91,919,000	2.96/3.37	1-84/1-360	Variable (8)	Senior	AAA/AAA
2-AB	$ 62,272,000	2.96/3.37	1-84/1-360	Variable (9)	Senior/Mezzanine	AAA/AAA
3-A1	$ 550,000,000	3.23/3.41	1-120/1-360	Variable (12)	Senior	AAA/AAA
3-A2	$ 438,582,000	3.23/3.41	1-120/1-360	Variable (12)	Senior	AAA/AAA
3-A3	$ 15,437,000	3.23/3.41	1-120/1-360	Variable (12)	Senior/Mezzanine	AAA/AAA
2-X	$ 91,919,000			0.250% (11)	Senior/IO	AAA/AAA
R	$ 100			---	Senior/Residual	AAA/AAA
1-B-1	$ 17,075,000	4.37/6.10	1-60/1-360	Variable (4)	Subordinate	AA/NR
1-B-2	$ 8,348,000	4.37/6.10	1-60/1-360	Variable (4)	Subordinate	A/ NR
1-B-3	$ 4,553,000	4.37/6.10	1-60/1-360	Variable (4)	Subordinate	BBB/NR
2-B-1	$ 29,190,000	5.18/6.14	1-84/1-360	Variable (10)	Subordinate	AA/NR
2-B-2	$ 12,973,000	5.18/6.14	1-84/1-360	Variable (10)	Subordinate	A/ NR
2-B-3	$ 6,487,000	5.18/6.14	1-84/1-360	Variable (10)	Subordinate	BBB/NR
3-B-1	$ 17,670,000	5.78/6.17	1-120/1-360	Variable (12)	Subordinate	AA/NR
3-B-2	$ 7,275,000	5.78/6.17	1-120/1-360	Variable (12)	Subordinate	A/ NR
3-B-3	$ 3,118,000	5.78/6.17	1-120/1-360	Variable (12)	Subordinate	BBB/NR
1-B-4	$ 4,174,000	Privately Offered Certificates		Variable (4)	Subordinate	BB/NR
1-B-5	$ 3,415,000			Variable (4)	Subordinate	B/NR
1-B-6	$ 2,277,564			Variable (4)	Subordinate	NR/NR
2-B-4	$ 7,297,000			Variable (10)	Subordinate	BB/NR
2-B-5	$ 4,865,000			Variable (10)	Subordinate	B/NR
2-B-6	$ 4,054,695			Variable (10)	Subordinate	NR/NR
3-B-4	$ 3,118,000			Variable (12)	Subordinate	BB/NR
3-B-5	$ 2,599,000			Variable (12)	Subordinate	B/NR
3-B-6	$ 1,559,138			Variable (12)	Subordinate	NR/NR

Total:

$ 3,419,895,497

(1)     Distributions on the Class 1-A1, Class 1-A2 and Group 1-B Certificates (as defined herein) will be derived primarily from a pool of 5/1 adjustable rate Mortgage Loans (the “Group 1 Mortgage Loans”).  Distributions on the Class 2-A2 Certificates will be derived primarily from a pool of 7/1 adjustable rate Mortgage Loans (as defined herein) other than Subgroup 2-A3 and Subgroup 2-A4 Mortgage Loans (each as defined herein) (the "Subgroup 2-A2 Mortgage Loans"). Distributions on the Class 2-A3 Certificates will be derived primarily from a pool of 7/1 adjustable rate Mortgage Loans other than Subgroup 2-A2 and Subgroup 2-A4 Mortgage Loans (as defined herein)  (the "Subgroup 2-A3 Mortgage Loans"). Distributions on the Class 2-A4 and Class 2-X Certificates will be derived primarily from a pool of 7/1 adjustable rate Mortgage Loans other than Subgroup 2-A2 and Subgroup 2-A3 Mortgage Loans (the "Subgroup 2-A4 Mortgage Loans" and, together with the Subgroup 2-A2 and Subgroup 2-A3 Mortgage Loans, the "Group 2 Mortgage Loans"). Distributions on the Class 2-A1, Class 2-AB and Group 2-B Certificates (as defined herein) will be derived from the Group 2 Mortgage Loans. Distributions on the Class 3-A1, Class 3-A2, Class 3-A3 and Group 3-B Certificates (as defined herein) will be derived primarily from a pool of 10/1 adjustable-rate Mortgage Loans (the “Group 3 Mortgage Loans”).  Distributions on the Class R Certificates will be derived from the Group 1, Group 2 and Group 3 Mortgage Loans.

(2)     Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(3)     WAL and Payment Window for the Class A and the Subordinate Offered Certificates (each as defined herein) are shown to a pricing prepayment speed to the reset date (CPB) (as described herein) and to Maturity.

(4)     For each Distribution Date (as defined herein), the Class 1-A1, Class 1-A2 and Group 1-B Certificates will have an interest rate equal to the Loan Group 1 Weighted Average Pass-Through Rate (as defined herein).

(5)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the Group 2 Mortgage Loans, the Class 2-A1 Certificates will be deemed to be comprised of three components (the "Class 2-A1 Subgroup 2 Component," "Class 2-A1 Subgroup 3 Component" and "Class 2-A1 Subgroup 4 Component", each, a "Class 2-A1 Component"). Each Class 2-A1 Component will have a component principal balance representing a portion of the Class 2-A1 principal balance. Interest will be payable with respect to each Class 2-A1 Component. The initial principal balance of the Class 2-A1 Subgroup 2 Component, Class 2-A1 Subgroup 3 Component and Class 2-A1 Subgroup 4 Component will be approximately $[313,347,000], $[529,116,000] and $[248,519,000], respectively.

For each Distribution Date, the Class 2-A1 Subgroup 2 Component will have an interest rate equal to the Subgroup 2-A2 Weighted Average Pass-Through Rate (as defined herein).

For each Distribution Date, the Class 2-A1 Subgroup 3 Component will have an interest rate equal to the Subgroup 2-A3 Weighted Average Pass-Through Rate (as defined herein).

For each Distribution Date, the Class 2-A1 Subgroup 4 Component will have an interest rate equal to the Subgroup 2-A4 Weighted Average Pass-Through Rate (as defined herein).

(6)     For each Distribution Date, the Class 2-A2 Certificates will have an interest rate equal to the Subgroup 2-A2 Weighted Average Pass-Through Rate.

(7)     For each Distribution Date, the Class 2-A3 Certificates will have an interest rate equal to the Subgroup 2-A3 Weighted Average Pass-Through Rate.

(8)     For each Distribution Date, the Class 2-A4 Certificates will have an interest rate equal to the Subgroup 2-A4 Weighted Average Pass-Through Rate.

(9)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the Group 2 Mortgage Loans, the Class 2-AB Certificates will be deemed to be comprised of three components (the "Class 2-AB Subgroup 2 Component," "Class 2-AB Subgroup 3 Component" and "Class 2-AB Subgroup 4 Component", each, a "Class 2-AB Component"). Each Class 2-AB Component will have a component principal balance representing a portion of the Class 2-AB principal balance. Interest will be payable with respect to each Class 2-AB Component. The initial principal balance of the Class 2-AB Subgroup 2 Component, Class 2-AB Subgroup 3 Component and Class 2-AB Subgroup 4 Component will be approximately $[17,886,000], $[30,201,000] and $[14,185,000], respectively.

For each Distribution Date, the Class 2-AB Subgroup 2 Component will have an interest rate equal to the Subgroup 2-A2 Weighted Average Pass-Through Rate.

For each Distribution Date, the Class 2-AB Subgroup 3 Component will have an interest rate equal to the Subgroup 2-A3 Weighted Average Pass-Through Rate.

For each Distribution Date, the Class 2-AB Subgroup 4 Component will have an interest rate equal to the Subgroup 2-A4 Weighted Average Pass-Through Rate.

(10) For each Distribution Date, the Group 2-B Certificates will have an interest rate equal to the Loan Group 2-B Weighted Average Pass-Through Rate (as defined herein).

(11) For each Distribution Date, the Class 2-X Certificates will not receive any distributions of principal, but will accrue interest on the Class 2-X notional amount, which will equal the Subgroup 2-A4 Balance (as defined herein). The initial Class 2-X notional amount will be approximately $[91,919,000].

(12) For each Distribution Date, the Class 3-A1, Class 3-A2, Class 3-A3 and Group 3-B Certificates will have an interest rate equal to the Loan Group 3 Weighted Average Pass-Through Rate (as defined herein).

Transaction Summary:

Issuing Entity:  WaMu Mortgage Pass-Through Certificates Series 2007-HY6 Trust (the "Trust')

Depositor:  WaMu Asset Acceptance Corp. (“WAAC”).

Sponsor and  Servicer:  Washington Mutual Bank (“WMB”).

Lead Manager:  WaMu Capital Corp.

Trustee:  LaSalle Bank

Rating Agencies:  It is anticipated that the Senior Certificates will be rated by Standard & Poor’s and Fitch. The Subordinate Certificates other than the Class 1-B-6, Class 2-B-6 and Class 3-B-6 Certificates will be rated by only one rating agency.  The Class 1-B-6, Class 2-B-6 and Class 3-B-6 Certificates will not be rated.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:  May 1, 2007.

Expected Pricing Date:  On or about May [2], 2007.

Closing Date:  On or about May [23], 2007.

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in June 2007.

Servicing Fee:  [0.625]% per annum of the principal balance of each of the Group 1 Mortgage Loans.

    [0.500]% per annum of the principal balance of each of the Group 2 Mortgage Loans.

  [0.250]% per annum of the principal balance of each of the Group 3 Mortgage Loans.

Certificates:  The “Senior Certificates” will consist of (i) the Class1-A1 and Class 1-A2 (the "Group 1-A Certificates"), Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4 and Class 2-AB (the "Group 2-A Certificates"), Class3-A1, Class3-A2 and Class3-A3 Certificates (the "Group 3-A Certificates" and together with the Group 1-A and Group 2-A Certificates, the “Class A Certificates”), (ii) the Class 2-X Certificates (the "Class X Certificates") and (iii) the Class R Certificates. The “Group 1-B Senior Subordinate Certificates” will consist of the Class 1-B-1, Class 1-B-2 and Class 1-B-3 Certificates. The “Group 2-B Senior Subordinate Certificates” will consist of the Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates. The “Group 3-B Senior Subordinate Certificates” will consist of the Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates. The “Group 1-B Junior Subordinate Certificates” will consist of the Class 1-B-4, Class 1-B-5 and Class 1-B-6, Certificates. The Group 1-B Senior Subordinate Certificates and Group 1-B Junior Subordinate Certificates are collectively known as the “Group 1-B Certificates”. The “Group 2-B Junior Subordinate Certificates” will consist of the Class 2-B-4, Class 2-B-5 and Class 2-B-6, Certificates. The Group 2-B Senior Subordinate Certificates and Group 2-B Junior Subordinate Certificates are collectively known as the “Group 2-B Certificates”. The “Group 3-B Junior Subordinate Certificates” will consist of the Class 3-B-4, Class 3-B-5 and Class 3-B-6, Certificates. The Group 3-B Senior Subordinate Certificates and Group 3-B Junior Subordinate Certificates are collectively known as the “Group 3-B Certificates”. The “Subordinate Offered Certificates” will consist of the Group 1-B Senior Subordinate Certificates, Group 2-B Senior Subordinate Certificates and Group 3-B Senior Subordinate Certificates. The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.” The Senior and Subordinate Offered Certificates (collectively, the “Offered Certificates”) are being offered hereby.

Accrued Interest:  The Offered Certificates settle with accrued interest.  The price to be paid by investors for the Offered Certificates will include accrued interest from the Cut-off Date up to, but not including, the Closing Date ([22] days).

Interest Accrual Period:  The interest accrual period with respect to the Offered Certificates for a given Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis).

Registration:  The Offered Certificates will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment:  It is anticipated that the Offered Certificates (other than the Class R Certificates) will be treated as REMIC regular interests for federal tax income purposes.  The Class R Certificates will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:  The Offered Certificates (other than the Class R) are expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R Certificates are not expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.  See "ERISA Considerations" in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus for additional information

SMMEA Treatment:  The Class A, Class X, Class 1-B-1, Class 2-B-1 and 3-B-1 Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5, Class 2-B-6, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:  When the aggregate principal balance of the Mortgage Loans in loan group 1 has been reduced to less than 10% of that balance as of May 1, 2007, the servicer may purchase all of the Mortgage Loans in loan group 1; separately when the aggregate principal balance of the Mortgage Loans in loan group 2 has been reduced to less than 10% of that balance as of May 1, 2007, the servicer may purchase all of the Mortgage Loans in loan group 2; and separately when the aggregate principal balance of the Mortgage Loans in loan group 3 has been reduced to less than 10% of that balance as of May 1, 2007, the servicer may purchase all of the Mortgage Loans in loan group 3 (each, an “Optional Call Date”).

Pricing Prepayment Speed:  The Offered Certificates will be priced to a prepayment speed of 25% CPB.

Compensating Interest:  Compensating interest paid by the servicer with respect to each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans  in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group, any reinvestment income realized by the servicer relating to payoffs on the Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group.

Mortgage Loans :  As of May 1, 2007, the aggregate principal balance of the Mortgage Loans described herein is approximately $[3,419,895,498] (the “Mortgage Loans”). The Mortgage Loans are non-convertible, adjustable rate One-Year CMT and One-Year LIBOR indexed Mortgage Loans with initial rate adjustments occurring approximately 60 months, 84 months or 120 months after the date of origination of each mortgage loan (“5/1 ARM”, “7/1 ARM” and “10/1 ARM,” respectively).  None of the Mortgage Loans will be “Buydown Loans,” which are Mortgage Loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination. The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.

5/1 ARM or Group 1 Mortgage Loans

As of May 1, 2007, the aggregate principal balance of the Group 1 Mortgage Loans described herein is approximately $[758,901,664]. Each Group 1 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [95.90]% of the Group 1 Mortgage Loans are scheduled to pay only interest for the first 5 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [25] year term. See the attached collateral descriptions for more information.

7/1 ARM or Group 2 Mortgage Loans

As of May 1, 2007, the aggregate principal balance of the Group 2 Mortgage Loans described herein is approximately $[1,621,635,696]. Each Group 2 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [97.02]% of the Group 2 Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [23] year term. See the attached collateral descriptions for more information.

Subgroup 2-A2 Mortgage Loans

As of May 1, 2007, the aggregate principal balance of the Subgroup 2-A2 Mortgage Loans described herein is approximately $[465,759,562]. Each Subgroup 2-A2 Mortgage Loan has an original term to maturity of [30] years. As of the Cut-off Date, approximately [96.60]% of the Subgroup 2-A2 Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [23] year term. See the attached collateral descriptions for more information.

Subgroup 2-A3 Mortgage Loans

As of May 1, 2007, the aggregate principal balance of the Subgroup 2-A3 Mortgage Loans described herein is approximately $[786,476,365]. Each Subgroup 2-A3 Mortgage Loan has an original term to maturity of [30] years. As of the Cut-off Date, approximately [97.67]% of the Subgroup 2-A3 Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [23] year term. See the attached collateral descriptions for more information.

Subgroup 2-A4 Mortgage Loans

As of May 1, 2007, the aggregate principal balance of the Subgroup 2-A4 Mortgage Loans described herein is approximately $[369,399,768]. Each Subgroup 2-A4 Mortgage Loan has an original term to maturity of [30] years. As of the Cut-off Date, approximately [96.16]% of the Subgroup 2-A4 Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [23] year term. See the attached collateral descriptions for more information.

10/1 ARM or Group 3 Mortgage Loans

As of May 1, 2007, the aggregate principal balance of the Group 3 Mortgage Loans described herein is approximately $[1,039,358,139]. Each Group 3 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [97.65]% of the Group 3 Mortgage Loans are scheduled to pay only interest for the first 10 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [20] year term. See the attached collateral descriptions for more information.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $[3,419,895,498], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Net Mortgage Rate:  The "Net Mortgage Rate" with respect to each Mortgage Loan is equal to the excess, if any, of the mortgage interest rate over the servicing fee rate.

Loan Group 1  Weighted Average  Pass-Through  Rate:   For any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans, as of the second preceding Due Date (after giving effect to (a) the payments due on those Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs received on or before the 14th day of the calendar month of that Due Date).

Subgroup 2-A2  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the weighted average of the Net Mortgage Rates of the Subgroup 2-A2 Mortgage Loans, as of the second preceding Due Date (after giving effect to (a) the payments due on those Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs received on or before the 14th day of the calendar month of that Due Date).

Subgroup 2-A3  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the weighted average of the Net Mortgage Rates of the Subgroup 2-A3 Mortgage Loans, as of the second preceding Due Date (after giving effect to (a) the payments due on those Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs received on or before the 14th day of the calendar month of that Due Date).

Subgroup 2-A4  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the weighted average of the excess, if any, of the Net Mortgage Rates of the Subgroup 2-A4 Mortgage Loans over [0.25]%; as of the second preceding Due Date (after giving effect to (a) the payments due on those Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs received on or before the 14th day of the calendar month of that Due Date).

Group 2-B  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the quotient expressed as a percentage, of:

  (a)  the sum of:

(i)  the product of (x) the Subgroup 2-A2 Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance (as defined herein) for subgroup 2-A2 immediately before that Distribution Date;

(ii)  the product of (x) the Subgroup 2-A3 Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance (as defined herein) for subgroup 2-A3 immediately before that Distribution Date;

(iii)  the product of (x) the Subgroup 2-A4 Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance (as defined herein) for subgroup 2-A4 immediately before that Distribution Date;

    divided by:

  (b)  the sum of the Subordinate Component Balances for subgroup 2-A2, subgroup 2-A3 and subgroup 2-A4 immediately before that Distribution Date.

Loan Group 3  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 3 Mortgage Loans, as of the second preceding Due Date (after giving effect to (a) the payments due on those Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs received on or before the 14th day of the calendar month of that Due Date).

Subordinate  Component Balance:  The "Subordinate Component Balance" for subgroup 2-A2 as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the Subgroup 2-A2 Mortgage Loans minus the then outstanding aggregate principal balance of the Class 2-A2 Certificates and the Class 2-A1 Subgroup 2 and Class 2-AB Subgroup 2 Components.

The "Subordinate Component Balance" for subgroup 2-A3 as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the Subgroup 2-A3 Mortgage Loans minus the then outstanding aggregate principal balance of the Class 2-A3 Certificates and the Class 2-A1 Subgroup 3 and Class 2-AB Subgroup 3 Components.

The "Subordinate Component Balance" for subgroup 2-A4 as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the Subgroup 2-A4 Mortgage Loans minus the then outstanding aggregate principal balance of the Class 2-A4 Certificates and the Class 2-A1 Subgroup 4 and Class 2-AB Subgroup 4 Components.

Stated Principal  Balance:  The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination.

Subgroup 2-A4 Balance:  The “Subgroup 2-A4 Balance" for any Distribution Date is the aggregate principal balance of the Subgroup 2-A4 Mortgage Loans, as of the second preceding Due Date (after giving effect to (a) the payments due on those Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs received on or before the 14th day of the calendar month of that Due Date).

Class Principal  Balance:  The “Class Principal Balance” for any Distribution Date and for any class of certificates will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date.

Component Principal Balance:  The "Component Principal Balance" for any Distribution Date and any Class 2-A1 or Class 2-AB Component will equal the aggregate amount of principal to which that component is entitled on the Closing Date, reduced by all distributions of principal to that component, and all allocations of losses required to be borne by that component, before that Distribution Date.

Credit Enhancement:  Senior/subordinate, shifting interest structure. The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Class 1-A1 and Class 1-A2 Certificates will consist of the subordination of the Group 1-B Certificates, initially [5.25]% total subordination.

Credit enhancement for the Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4 and Class 2-AB Certificates will consist of the subordination of the Group 2-B Certificates, initially [4.00]% total subordination.

Credit enhancement for the Class 3-A1, Class 3-A2 and Class 3-A3 Certificates will consist of the subordination of the Group 3-B Certificates, initially [3.40]% total subordination.

Shifting Interest:

Group 1-B Certificates

  For each Distribution Date before June 2014, the Group 1-B Certificates will be locked out from receipt of unscheduled principal collected on the Group 1 Mortgage Loans (unless the Class 1-A1 and Class 1-A2 Certificates are paid down to zero or the credit enhancement provided by the Group 1-B Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), the Group 1-B Certificates will receive their increasing portions of unscheduled principal collected on the Group 1 Mortgage Loans.

The Group 1-B Certificates will receive the following portions of unscheduled principal:

Periods:	Portion of Unscheduled Principal Payments (%)
June 2007 – May 2014	0% Pro Rata Share
June 2014 – May 2015	30% Pro Rata Share
June 2015 – May 2016	40% Pro Rata Share
June 2016 – May 2017	60% Pro Rata Share
June 2017 – May 2018	80% Pro Rata Share
June 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group 1-B Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), (i) on or prior to the Distribution Date in May 2010, and the cumulative realized losses on the Group 1 Mortgage Loans allocated to the Group 1-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 1-B Certificates as of the Closing Date, do not exceed 20%, the Group 1-B Certificates will be entitled to 50% of their pro rata share of unscheduled principal collected on the Group 1 Mortgage Loans or (ii) after the Distribution Date in May 2010, and the cumulative realized losses on the Group 1 Mortgage Loans allocated to the Group 1-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 1-B Certificates as of the Closing Date, do not exceed 30%, the Group 1-B Certificates will be entitled to 100% of their pro rata share of unscheduled principal collected on the Group 1 Mortgage Loans.

  Notwithstanding the foregoing, for any Distribution Date, in the event that the “Group 1 Senior Percentage” (the aggregate principal balance of the Group 1-A Certificates, divided by the aggregate principal balance of the Group 1 Mortgage Loans, in each case immediately before the Distribution Date) for that Distribution Date exceeds the Group 1 Senior Percentage as of the Closing Date, then the Group 1-A Certificates will receive all unscheduled principal collected on the Group 1 Mortgage Loans.

Group 2-B Certificates

  For each Distribution Date before June 2014, the Group 2-B Certificates will be locked out from receipt of unscheduled principal collected on the Group 2 Mortgage Loans (unless the Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4 and Class 2-AB Certificates are paid down to zero or the credit enhancement provided by the Group 2-B Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), the Group 2-B Certificates will receive their increasing portions of unscheduled principal collected on the Group 2 Mortgage Loans.

The Group 2-B Certificates will receive the following portions of unscheduled principal:

Periods:	Portion of Unscheduled Principal Payments (%)
June 2007 – May 2014	0% Pro Rata Share
June 2014 – May 2015	30% Pro Rata Share
June 2015 – May 2016	40% Pro Rata Share
June 2016 – May 2017	60% Pro Rata Share
June 2017 – May 2018	80% Pro Rata Share
June 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group 2-B Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), (i) on or prior to the Distribution Date in May 2010, and the cumulative realized losses on the Group 2 Mortgage Loans allocated to the Group 2-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 2-B Certificates as of the Closing Date, do not exceed 20%, the Group 2-B Certificates will be entitled to 50% of their pro rata share of unscheduled principal collected on the Group 2 Mortgage Loans or (ii) after the Distribution Date in May 2010, and the cumulative realized losses on the Group 2 Mortgage Loans allocated to the Group 2-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 2-B Certificates as of the Closing Date, do not exceed 30%, the Group 2-B Certificates will be entitled to 100% of their pro rata share of unscheduled principal collected on the Group 2 Mortgage Loans.

  Notwithstanding the foregoing, for any Distribution Date, in the event that any of the “Subgroup 2-A2 Senior Percentage” (the aggregate principal balance of the Class 2-A2 Certificates and the Class 2-A1 Subgroup 2 and Class 2-AB Subgroup 2 Components, divided by the aggregate principal balance of the Subgroup 2-A2 Mortgage Loans, in each case immediately before the Distribution Date), the “Subgroup 2-A3 Senior Percentage” (the aggregate principal balance of the Class 2-A3 Certificates and the Class 2-A1 Subgroup 3 and Class 2-AB Subgroup 3 Components, divided by the aggregate principal balance of the Subgroup 2-A3 Mortgage Loans, in each case immediately before the Distribution Date) and the “Subgroup 2-A4 Senior Percentage” (the aggregate principal balance of the Class 2-A4 Certificates and the Class 2-A1 Subgroup 4 and Class 2-AB Subgroup 4 Components, divided by the aggregate principal balance of the Subgroup 2-A4 Mortgage Loans, in each case immediately before the Distribution Date) for that Distribution Date exceeds the Subgroup 2-A2, Subgroup 2-A3 or Subgroup 2-A4 Senior Percentage, respectively, as of the Closing Date, then the Group 2-A Certificates will receive all unscheduled principal collected on the Group 2 Mortgage Loans.

Group 3-B Certificates

  For each Distribution Date before June 2014, the Group 3-B Certificates will be locked out from receipt of unscheduled principal collected on the Group 3 Mortgage Loans (unless the Class 3-A1, Class 3-A2 and Class 3-A3 Certificates are paid down to zero or the credit enhancement provided by the Group 3-B Certificates has doubled prior to such date as described below). After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), the Group 3-B Certificates will receive their increasing portions of unscheduled principal collected on the Group 3 Mortgage Loans.

The Group 3-B Certificates will receive the following portions of unscheduled principal:

Periods:	Portion of Unscheduled Principal Payments (%)
June 2007 – May 2014	0% Pro Rata Share
June 2014 – May 2015	30% Pro Rata Share
June 2015 – May 2016	40% Pro Rata Share
June 2016 – May 2017	60% Pro Rata Share
June 2017 – May 2018	80% Pro Rata Share
June 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group 3-B Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), (i) on or prior to the Distribution Date in May 2010, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Certificates as of the Closing Date, do not exceed 20%, the Group 3-B Certificates will be entitled to 50% of their pro rata share of unscheduled principal collected on the Group 3 Mortgage Loans or (ii) after the Distribution Date in May 2010, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Certificates as of the Closing Date, do not exceed 30%, the Group 3-B Certificates will be entitled to 100% of their pro rata share of unscheduled principal collected on the Group 3 Mortgage Loans.

  Notwithstanding the foregoing, for any Distribution Date, in the event that the “Group 3 Senior Percentage” (the aggregate principal balance of the Group 3-A Certificates, divided by the aggregate principal balance of the Group 3 Mortgage Loans, in each case immediately before the Distribution Date) for that Distribution Date exceeds the Group 3 Senior Percentage as of the Closing Date, then the Group 3-A Certificates will receive all unscheduled principal collected on the Group 3 Mortgage Loans.

Structure Rules:

Allocation of Realized Losses:

(A)  Any loss realized on a Group 1 Mortgage Loan will be allocated among the Certificates as follows:

(i)  for losses allocable to principal:

(a)  first, to the Group 1-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)  second, to the Class 1-B-3 Certificates, until the Class 1-B-3 Principal Balance has been reduced to zero;

(c)  third, to the Class 1-B-2 Certificates, until the Class 1-B-2 Principal Balance has been reduced to zero;

(d)  fourth, to the Class 1-B-1 Certificates, until the Class 1-B-1 Principal Balance has been reduced to zero;

(e)  fifth, to the Class 1-A2 Certificates, until the Class 1-A2 Principal Balance has been reduced to zero; and

(f)  sixth, to the Class 1-A1 Certificates, until the Class 1-A1 Principal Balance has been reduced to zero;

and

(ii)  for losses allocable to interest:

(a)  first, to the Group 1-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)  second, to the Class 1-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 1-B-3 Principal Balance;

(c)  third, to the Class 1-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 1-B-2 Principal Balance;

(d)  fourth, to the Class 1-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 1-B-1 Principal Balance;

(e)  fifth, to the Class 1-A2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 1-A2 Principal Balance; and

(f)  sixth, to the Class 1-A1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 1-A1 Principal Balance.

Any loss realized on a Group 2 Mortgage Loan will be allocated as follows: first, to the Group 2-B Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; and second, any realized losses remaining on the Group 2 Mortgage Loans to the related Class A and Class X Certificates, on a pro-rata basis, until the related class principal balance or component principal balance has been reduced to zero; provided, however, that:

(B)  any realized losses on any Subgroup 2-A2 Mortgage Loan allocated to the related Class A Certificates will be allocated, as follows:

(i)  for losses allocable to principal:

(a)  first, to the Class 2-AB Subgroup 2 Component, until its Component Principal Balance has been reduced to zero;

(b)  second, to the Class 2-AB Subgroup 3 and Class 2-AB Subgroup 4 Components, pro rata, (after giving effect to losses applied in (C)(i)(a), (C)(ii)(a), (D)(i)(a) and (D)(ii)(a) below, respectively, and pro rata with any loss allocations in clauses (C)(i)(b), (C)(ii)(b), (D)(i)(b) and (D)(ii)(b) below, respectively) until their Component Principal Balances have been reduced to zero; and

(c)  third, to the Class 2-A1 Subgroup 2 Component and the Class 2-A2 Certificates, pro rata, until the Class 2-A1 Subgroup 2 Component Principal Balance and the Class 2-A2 Principal Balance have been reduced to zero;

and

(ii)  for losses allocable to interest:

(a)  first, to the Class 2-AB Subgroup 2 Component, in reduction of accrued but unpaid interest and then in reduction of the Class 2-AB Subgroup 2 Component Principal Balance;

(b)  second, to the Class 2-AB Subgroup 3 and Class 2-AB Subgroup 4 Components, pro rata, (after giving effect to losses applied in (C)(i)(a), (C)(ii)(a), (D)(i)(a) and (D)(ii)(a) below, respectively, and pro rata with any loss allocations in clauses (C)(i)(b), (C)(ii)(b), (D)(i)(b) and (D)(ii)(b) below, respectively) in reduction of accrued but unpaid interest and then in reduction of their Component Principal Balances; and

(c)  third, to the Class 2-A1 Subgroup 2 Component and the Class 2-A2 Certificates, pro rata, in reduction of accrued but unpaid interest and then in reduction of the Class 2-A1 Subgroup 2 Component Principal Balance and Class 2-A2 Principal Balance.

(C)  any realized losses on any Subgroup 2-A3 Mortgage Loan allocated to the related Class A Certificates will be allocated, as follows:

(i)  for losses allocable to principal:

(a)  first, to the Class 2-AB Subgroup 3 Component, until its Component Principal Balance has been reduced to zero;

(b)  second, to the Class 2-AB Subgroup 2 and Class 2-AB Subgroup 4 Components, pro rata, (after giving effect to losses applied in (B)(i)(a), (B)(ii)(a), (D)(i)(a) and (D)(ii)(a), respectively, and pro rata with any loss allocations in clauses (B)(i)(b), (B)(ii)(b), (D)(i)(b) and (D)(ii)(b), respectively) until their Component Principal Balances have been reduced to zero; and

(c)  third, to the Class 2-A1 Subgroup 3 Component and the Class 2-A3 Certificates, pro rata, until the Class 2-A1 Subgroup 3 Component Principal Balance and the Class 2-A3 Principal Balance have been reduced to zero;

and

(ii)  for losses allocable to interest:

(a)  first, to the Class 2-AB Subgroup 3 Component, in reduction of accrued but unpaid interest and then in reduction of the Class 2-AB Subgroup 3 Component Principal Balance;

(b)  second, to the Class 2-AB Subgroup 2 and Class 2-AB Subgroup 4 Components, pro rata, (after giving effect to losses applied in (B)(i)(a), (B)(ii)(a), (D)(i)(a) and (D)(ii)(a), respectively, and pro rata with any loss allocations in clauses (B)(i)(b), (B)(ii)(b), (D)(i)(b) and (D)(ii)(b), respectively) in reduction of accrued but unpaid interest and then in reduction of their Component Principal Balances; and

(c)  third, to the Class 2-A1 Subgroup 3 Component and the Class 2-A3 Certificates, pro rata, in reduction of accrued but unpaid interest and then in reduction of the Class 2-A1 Subgroup 3 Component Principal Balance and Class 2-A3 Principal Balance.

(D)  any realized losses on any Subgroup 2-A4 Mortgage Loan allocated to the related Class A (or Class X Certificates, with respect to losses allocable to interest only) will be allocated, as follows:

(i)  for losses allocable to principal:

(a)  first, to the Class 2-AB Subgroup 4 Component, until its Component Principal Balance has been reduced to zero;

(b)  second, to the Class 2-AB Subgroup 2 and Class 2-AB Subgroup 3 Components, pro rata, (after giving effect to losses applied in (B)(i)(a), (B)(ii)(a), (C)(i)(a) and (C)(ii)(a) above, respectively, and pro rata with any loss allocations in clauses (B)(i)(b), (B)(ii)(b), (C)(i)(b) and (C)(ii)(b) above, respectively) until their Component Principal Balances have been reduced to zero; and

(c)  third, to the Class 2-A1 Subgroup 4 Component and the Class 2-A4 Certificates, pro rata, until the Class 2-A1 Subgroup 4 Component Principal Balance and the Class 2-A4 Principal Balance have been reduced to zero;

and

(ii)  for losses allocable to interest:

(a)  first, to the Class 2-AB Subgroup 4 Component, in reduction of accrued but unpaid interest and then in reduction of the Class 2-AB Subgroup 4 Component Principal Balance;

(b)  second, to the Class 2-AB Subgroup 2 and Class 2-AB Subgroup 3 Components, pro rata, (after giving effect to losses applied in (B)(i)(a), (B)(ii)(a), (C)(i)(a) and (C)(ii)(a) above, respectively, and pro rata with any loss allocations in clauses (B)(i)(b), (B)(ii)(b), (C)(i)(b) and (C)(ii)(b) above, respectively) in reduction of accrued but unpaid interest and then in reduction of their Component Principal Balances; and

(c)  third, to the Class 2-A1 Subgroup 4 Component and the Class 2-A4 and Class 2-X Certificates, pro rata, in reduction of accrued but unpaid interest and then in reduction of the Class 2-A1 Subgroup 4 Component Principal Balance and Class 2-A4 Principal Balance.

(E)  Any loss realized on a Group 3 Mortgage Loan will be allocated among the Certificates as follows:

(i)  for losses allocable to principal:

(a)  first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)  second, to the Class 3-B-3 Certificates, until the Class 3-B-3 Principal Balance has been reduced to zero;

(c)  third, to the Class 3-B-2 Certificates, until the Class 3-B-2 Principal Balance has been reduced to zero;

(d)  fourth, to the Class 3-B-1 Certificates, until the Class 3-B-1 Principal Balance has been reduced to zero; and

(e)  fifth, to the Class 3-A3, Class 3-A2 and Class 3-A1 Certificates, pro rata, until the Class 3-A3, Class 3-A2 and Class 3-A1 Principal Balances have been reduced to zero; provided, however, that with respect to any such loss allocable to the Class 3A-2 Certificates, such loss shall first be allocated to the Class 3-A3 Certificates, until the Class 3-A3 Principal Balance has been reduced to zero; and

and

(ii)  for losses allocable to interest:

(a)  first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)  second, to the Class 3-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-3 Principal Balance;

(c)  third, to the Class 3-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-2 Principal Balance;

(d)  fourth, to the Class 3-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-1 Principal Balance; and

(e)  fifth, to the Class 3-A3, Class 3-A2 and Class 3-A1 Certificates, pro rata, in reduction of accrued but unpaid interest and then in reduction of the Class 3-A3, Class 3-A2 and Class 3-A1 Principal Balances; provided, however, that with respect to any such loss allocable to the Class 3A-2 Certificates, such loss shall first be allocated to the Class 3-A3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-A3 Principal Balance, until the Class 3-A3 Principal Balance has been reduced to zero.

Cross-Collateralization:  In some limited circumstances, principal and interest collected from any of subgroup 2-A2, subgroup 2-A3 or subgroup 2-A4 may be used to pay principal or interest, or both, to the Class A Certificates related to the other subgroup, before making payments to the Group 2-B Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus.

Certificates Priority of Distributions:  (A)  Available funds from the Group 1 Mortgage Loans will be distributed in the following order of priority:

1)  to the Group 1-A and Class R Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate;

  2)  from the Group 1 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class R Certificates, until the Class R Principal Balance is reduced to zero; and

(b)  second, to the Group 1-A Certificates, pro rata according to Class Principal Balance, until their Class Principal Balances have each been reduced to zero;

3)  to the Class 1-B-1 Certificates, accrued and unpaid interest at the Class 1-B-1 certificate interest rate;

4)  to the Class 1-B-1 Certificates, principal allocable to such Class;

5)  to the Class 1-B-2 Certificates, accrued and unpaid interest at the Class 1-B-2 certificate interest rate;

6)  to the Class 1-B-2 Certificates, principal allocable to such Class;

7)  to the Class 1-B-3 Certificates, accrued and unpaid interest at the Class 1-B-3 certificate interest rate;

8)  to the Class 1-B-3 Certificates, principal allocable to such Class;

9)  to the Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group 1-B Senior Subordinate Certificates; and

10)  to the Class R Certificate, any remaining amount.

(B)  Available funds from the Group 2 Mortgage Loans will be distributed in the following order of priority:

1)  to the Group 2-A and Class 2-X Certificates (or components thereof, as applicable), accrued and unpaid interest, pro rata, at the related certificate interest rate on the related class notional amount, Class Principal Balance or Component Principal Balance, as applicable;

2)  from the Subgroup 2-A2 Mortgage Loans, as principal, to the Class 2-A2 Certificates and the Class 2-A1 Subgroup 2 and Class 2-AB Subgroup 2 Components, pro rata, until the Class 2-A2 Principal Balance and the Class 2-A1 Subgroup 2 and Class 2-AB Subgroup 2 Component Principal Balances have each been reduced to zero;

3)  from the Subgroup 2-A3 Mortgage Loans, as principal, to the Class 2-A3 Certificates and the Class 2-A1 Subgroup 3 and Class 2-AB Subgroup 3 Components, pro rata, until the Class 2-A3 Principal Balance and the Class 2-A1 Subgroup 3 and Class 2-AB Subgroup 3 Component Principal Balances have each been reduced to zero;

4)  from the Subgroup 2-A4 Mortgage Loans, as principal, to the Class 2-A4 Certificates and the Class 2-A1 Subgroup 4 and Class 2-AB Subgroup 4 Components, pro rata, until the Class 2-A4 Principal Balance and the Class 2-A1 Subgroup 4 and Class 2-AB Subgroup 4 Component Principal Balances have each been reduced to zero;

5)  to the Class 2-B-1 Certificates, accrued and unpaid interest at the Class 2-B-1 certificate interest rate;

6)  to the Class 2-B-1 Certificates, principal allocable to such Class;

7)  to the Class 2-B-2 Certificates, accrued and unpaid interest at the Class 2-B-2 certificate interest rate;

8)  to the Class 2-B-2 Certificates, principal allocable to such Class;

9)  to the Class 2-B-3 Certificates, accrued and unpaid interest at the Class 2-B-3 certificate interest rate;

10)  to the Class 2-B-3 Certificates, principal allocable to such Class;

11)  to the Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group 2-B Senior Subordinate Certificates; and

12)  to the Class R Certificate, any remaining amount.

(C)  Available funds from the Group 3 Mortgage Loans will be distributed in the following order of priority:

1)  to the Group 3-A Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate;

  2)  as principal, to the Group 3-A Certificates, pro rata according to Class Principal Balance until their Class Principal Balances have each been reduced to zero;

3)  to the Class 3-B-1 Certificates, accrued and unpaid interest at the Class 3-B-1 certificate interest rate;

4)  to the Class 3-B-1 Certificates, principal allocable to such Class;

5)  to the Class 3-B-2 Certificates, accrued and unpaid interest at the Class 3-B-2 certificate interest rate;

6)  to the Class 3-B-2 Certificates, principal allocable to such Class;

7)  to the Class 3-B-3 Certificates, accrued and unpaid interest at the Class 3-B-3 certificate interest rate;

8)  to the Class 3-B-3 Certificates, principal allocable to such Class;

9)  to the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group 3-B Senior Subordinate Certificates; and

10)  to the Class R Certificate, any remaining amount.

ADDITIONAL RISK FACTOR:

Recent Developments in the Residential Mortgage Market May Adversely Affect the Return on Your Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase.  In addition, in recent months housing prices in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the return on your certificates.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

            The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY6 Group 1
Mortgage Loans
Preliminary Collateral Information As of 05/01/07

TOTAL CURRENT BALANCE	$758,901,664
TOTAL ORIGINAL BALANCE	$759,855,817

NUMBER OF LOANS	963

			Minimum		Maximum
AVG CURRENT BALANCE	$788,060		$31,650		$3,000,000
AVG ORIGINAL BALANCE	$789,051		$420,000		$3,000,000

WAVG GROSS COUPON	6.33%		4.50%		9.55%
WAVG GROSS MARGIN	2.29%		2.00%		4.05%
WAVG MAX INT RATE	11.33%		9.50%		14.55%

WAVG CURRENT LTV	69.98%		4.77%		90.00%

WAVG FICO SCORE	726		600		816

WAVG MONTHS TO ROLL	59	Month(s)	39	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	359	Month(s)	339	Month(s)	360	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	21	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(68.91%),NY(5.59%),CT(3.38%)
MAXIMUM CA ZIPCODE	1.15%

FIRST PAY DATE			September 1,2005		June 1,2007

RATE CHANGE DATE			August 1,2010		May 1,2012

MATURITY DATE			August 1,2035		May 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 I/O CMT	1	$849,963.85	0.11%
5/1 I/O LIBOR	926	726,946,569.66	95.79
5/1 LIBOR	36	31,105,130.56	4.10
Total	963	$758,901,664.07	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	1	$849,963.85	0.11%
1 Yr LIBOR	962	758,051,700.22	99.89
Total	963	$758,901,664.07	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	1	$31,650.00	0.00%
400,001—500,000	225	105,013,359.15	13.84
500,001—600,000	194	107,163,240.16	14.12
600,001—700,000	154	100,681,282.44	13.27
700,001—800,000	97	72,890,526.12	9.60
800,001—900,000	47	39,737,540.27	5.24
900,001—1,000,000	77	74,684,301.26	9.84
1,000,001—1,100,000	28	29,833,454.45	3.93
1,100,001—1,200,000	23	26,454,500.00	3.49
1,200,001—1,300,000	19	23,967,713.08	3.16
1,300,001—1,400,000	15	20,461,092.00	2.70
1,400,001—1,500,000	23	33,993,587.09	4.48
1,500,001—1,600,000	6	9,393,500.00	1.24
1,600,001—1,700,000	6	9,830,000.00	1.30
1,700,001—1,800,000	10	17,612,771.88	2.32
1,800,001—1,900,000	3	5,520,000.00	0.73
1,900,001—2,000,000	8	15,675,500.00	2.07
2,000,001—2,100,000	6	12,429,632.69	1.64
2,100,001—2,200,000	3	6,446,500.00	0.85
2,200,001—2,300,000	3	6,799,000.00	0.90
2,300,001—2,400,000	4	9,440,000.00	1.24
2,400,001—2,500,000	2	5,000,000.00	0.66
>= 2,500,001	9	25,842,513.48	3.41
Total	963	$758,901,664.07	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.251—4.500	1	$625,000.00	0.08%
4.501—4.750	3	2,514,201.58	0.33
4.751—5.000	10	8,103,515.51	1.07
5.001—5.250	12	7,720,873.85	1.02
5.251—5.500	20	13,138,600.00	1.73
5.501—5.750	54	38,208,024.57	5.03
5.751—6.000	133	98,783,907.35	13.02
6.001—6.250	210	170,066,621.74	22.41
6.251—6.500	269	219,371,047.39	28.91
6.501—6.750	108	90,391,048.88	11.91
6.751—7.000	77	58,872,900.99	7.76
7.001—7.250	29	23,018,292.51	3.03
7.251—7.500	16	11,058,600.00	1.46
7.501—7.750	13	9,024,800.00	1.19
7.751—8.000	2	2,479,651.09	0.33
8.001—8.250	3	1,751,250.00	0.23
8.251—8.500	1	2,640,000.00	0.35
8.751—9.000	1	576,000.00	0.08
9.501—9.750	1	557,328.61	0.07
Total	963	$758,901,664.07	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	109	$89,600,126.28	11.81%
2.001—2.250	499	422,675,031.83	55.70
2.251—2.500	198	134,583,653.93	17.73
2.501—2.750	86	62,967,482.91	8.30
2.751—3.000	38	28,632,200.00	3.77
3.001—3.250	24	15,491,225.00	2.04
3.251—3.500	6	3,323,615.51	0.44
3.751—4.000	1	540,000.00	0.07
4.001—4.250	2	1,088,328.61	0.14
Total	963	$758,901,664.07	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.251—9.500	1	$625,000.00	0.08%
9.501—9.750	4	2,964,201.58	0.39
9.751—10.000	10	8,103,515.51	1.07
10.001—10.250	12	7,720,873.85	1.02
10.251—10.500	19	12,506,600.00	1.65
10.501—10.750	54	38,208,024.57	5.03
10.751—11.000	133	98,783,907.35	13.02
11.001—11.250	209	169,616,621.74	22.35
11.251—11.500	270	220,003,047.39	28.99
11.501—11.750	108	90,391,048.88	11.91
11.751—12.000	77	58,872,900.99	7.76
12.001—12.250	28	22,530,677.00	2.97
12.251—12.500	17	11,546,215.51	1.52
12.501—12.750	13	9,024,800.00	1.19
12.751—13.000	2	2,479,651.09	0.33
13.001—13.250	3	1,751,250.00	0.23
13.251—13.500	1	2,640,000.00	0.35
13.751—14.000	1	576,000.00	0.08
14.501—14.750	1	557,328.61	0.07
Total	963	$758,901,664.07	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	963	$758,901,664.07	100.00%
Total	963	$758,901,664.07	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
331—340	1	$849,963.85	0.11%
351—360	962	758,051,700.22	99.89
Total	963	$758,901,664.07	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	503	$394,223,315.00	51.95%
1—3	456	362,073,887.61	47.71
4—6	2	1,219,497.61	0.16
7—9	1	535,000.00	0.07
19—21	1	849,963.85	0.11
Total	963	$758,901,664.07	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$1,485,650.00	0.20%
21—25	5	3,187,019.73	0.42
26—30	4	2,589,000.00	0.34
31—35	5	3,380,600.00	0.45
36—40	6	4,866,938.51	0.64
41—45	12	9,802,500.00	1.29
46—50	29	25,595,059.58	3.37
51—55	47	40,317,213.03	5.31
56—60	67	63,161,046.32	8.32
61—65	75	70,665,756.09	9.31
66—70	137	115,256,145.74	15.19
71—75	136	112,984,695.56	14.89
76—80	416	293,719,660.90	38.70
81—85	8	4,443,578.61	0.59
86—90	13	7,446,800.00	0.98
Total	963	$758,901,664.07	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$1,454,000.00	0.19%
21—25	5	3,187,019.73	0.42
26—30	4	2,589,000.00	0.34
31—35	5	3,380,600.00	0.45
36—40	6	4,866,938.51	0.64
41—45	12	9,802,500.00	1.29
46—50	29	25,595,059.58	3.37
51—55	46	39,367,213.03	5.19
56—60	67	63,441,046.32	8.36
61—65	75	70,665,756.09	9.31
66—70	136	114,760,450.90	15.12
71—75	137	113,480,390.40	14.95
76—80	417	294,389,660.90	38.79
81—85	8	4,443,578.61	0.59
86—90	14	7,478,450.00	0.99
Total	963	$758,901,664.07	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
600—619	5	$4,251,500.00	0.56%
620—639	25	17,359,069.12	2.29
640—659	44	36,502,230.82	4.81
660—679	63	46,241,296.65	6.09
680—699	141	108,881,586.08	14.35
700—719	167	131,627,006.21	17.34
720—739	152	115,350,133.11	15.20
740—759	128	104,094,934.33	13.72
760—779	119	101,411,718.61	13.36
780—799	88	71,379,045.40	9.41
>= 800	31	21,803,143.74	2.87
Total	963	$758,901,664.07	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	64	$54,405,416.92	7.17%
EDE Reduced	15	12,600,110.00	1.66
SIVA	615	522,210,050.47	68.81
SISA	268	168,574,586.68	22.21
SINA	1	1,111,500.00	0.15
Total	963	$758,901,664.07	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	8	$6,199,938.51	0.82%
Owner Occupied	879	686,063,928.39	90.40
Second Home	76	66,637,797.17	8.78
Total	963	$758,901,664.07	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	18	$14,050,711.08	1.85%
Condo	112	87,930,204.89	11.59
Co-op	7	4,618,650.00	0.61
PUD	165	143,785,588.98	18.95
Single Family	661	508,516,509.12	67.01
Total	963	$758,901,664.07	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	227	$194,437,265.54	25.62%
Refi—Cash Out	386	298,819,053.30	39.38
Refi—No Cash Out	350	265,645,345.23	35.00
Total	963	$758,901,664.07	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	961	$754,863,394.42	99.47%
36	2	4,038,269.65	0.53
Total	963	$758,901,664.07	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$1,750,000.00	0.23%
AZ	16	11,745,400.00	1.55
CA	696	522,961,416.53	68.91
CO	9	11,408,000.00	1.50
CT	23	25,662,876.96	3.38
DE	1	1,500,000.00	0.20
FL	20	18,616,546.65	2.45
GA	4	6,190,500.00	0.82
HI	3	3,499,995.00	0.46
IL	29	20,413,401.08	2.69
MA	28	24,315,123.37	3.20
MD	7	5,961,413.48	0.79
MI	1	844,000.00	0.11
MN	6	4,581,550.00	0.60
NC	3	3,584,000.00	0.47
NH	1	500,000.00	0.07
NJ	20	16,935,400.00	2.23
NV	5	4,777,427.00	0.63
NY	46	42,447,110.39	5.59
OH	2	1,058,750.00	0.14
OR	3	2,021,200.00	0.27
TX	4	2,617,225.00	0.34
UT	2	1,348,528.61	0.18
VA	4	2,359,600.00	0.31
WA	28	20,994,200.00	2.77
WI	1	808,000.00	0.11
Total	963	$758,901,664.07	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
15.00 or less	30	$28,327,200.00	3.73%
15.01—20.00	38	33,475,211.68	4.41
20.01—25.00	72	59,201,346.14	7.80
25.01—30.00	90	70,034,779.91	9.23
30.01—35.00	164	133,178,847.67	17.55
35.01—40.00	227	180,046,611.58	23.72
40.01—45.00	158	120,603,704.95	15.89
45.01—50.00	118	85,369,193.85	11.25
50.01—55.00	48	35,181,404.44	4.64
55.01—60.00	13	9,306,200.00	1.23
>= 60.01	5	4,177,163.85	0.55
Total	963	$758,901,664.07	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans was approximately 36.26%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	602	$497,800,172.81	65.59%
60.00 or less	16	14,860,983.17	1.96
60.01—65.00	5	3,635,999.99	0.48
65.01—70.00	15	14,384,000.00	1.90
70.01—75.00	16	14,006,376.00	1.85
75.01—80.00	48	37,495,061.16	4.94
80.01—85.00	52	36,806,349.98	4.85
85.01—90.00	205	136,066,720.96	17.93
90.01—95.00	2	2,400,000.00	0.32
95.01—100.00	2	1,446,000.00	0.19
Total	963	$758,901,664.07	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 82.49%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY6 Group 2
Mortgage Loans
Preliminary Collateral Information As of 05/01/07

TOTAL CURRENT BALANCE	$1,621,635,696
TOTAL ORIGINAL BALANCE	$1,623,744,702

NUMBER OF LOANS	1,933

			Minimum		Maximum
AVG CURRENT BALANCE	$838,922		$409,566		$3,000,000
AVG ORIGINAL BALANCE	$840,013		$418,000		$3,000,000

WAVG GROSS COUPON	6.21%		5.10%		8.40%
WAVG GROSS MARGIN	2.23%		1.75%		3.70%
WAVG MAX INT RATE	11.21%		10.10%		13.40%

WAVG CURRENT LTV	66.96%		11.63%		90.00%

WAVG FICO SCORE	734		586		817

WAVG MONTHS TO ROLL	84	Month(s)	77	Month(s)	84	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	353	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	7	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(73.48%),WA(4.90%),FL(3.60%)
MAXIMUM CA ZIPCODE	1.15%

FIRST PAY DATE			November 1,2006		June 1,2007

RATE CHANGE DATE			October 1,2013		May 1,2014

MATURITY DATE			October 1,2036		May 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 I/O LIBOR	1,877	$1,573,274,166.73	97.02%
7/1 LIBOR	56	48,361,528.86	2.98
Total	1,933	$1,621,635,695.59	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	1,933	$1,621,635,695.59	100.00%
Total	1,933	$1,621,635,695.59	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
400,001—500,000	332	$154,782,981.18	9.54%
500,001—600,000	457	253,449,069.88	15.63
600,001—700,000	276	179,856,071.98	11.09
700,001—800,000	192	143,863,046.70	8.87
800,001—900,000	110	94,298,579.85	5.82
900,001—1,000,000	180	175,123,991.36	10.80
1,000,001—1,100,000	50	53,220,834.36	3.28
1,100,001—1,200,000	51	58,889,400.00	3.63
1,200,001—1,300,000	33	41,678,012.17	2.57
1,300,001—1,400,000	45	61,050,146.00	3.76
1,400,001—1,500,000	54	79,281,257.80	4.89
1,500,001—1,600,000	14	21,749,500.02	1.34
1,600,001—1,700,000	13	21,584,000.00	1.33
1,700,001—1,800,000	14	24,553,750.00	1.51
1,800,001—1,900,000	12	22,172,000.00	1.37
1,900,001—2,000,000	21	41,488,000.00	2.56
2,000,001—2,100,000	14	28,916,300.00	1.78
2,100,001—2,200,000	6	12,992,000.00	0.80
2,200,001—2,300,000	9	20,281,750.00	1.25
2,300,001—2,400,000	9	21,312,249.99	1.31
2,400,001—2,500,000	12	29,684,250.00	1.83
>= 2,500,001	29	81,408,504.30	5.02
Total	1,933	$1,621,635,695.59	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.001—5.250	3	$2,363,800.00	0.15%
5.251—5.500	34	27,523,191.87	1.70
5.501—5.750	180	152,644,702.13	9.41
5.751—6.000	459	382,905,918.46	23.61
6.001—6.250	485	413,841,497.80	25.52
6.251—6.500	428	370,361,055.18	22.84
6.501—6.750	199	157,477,589.69	9.71
6.751—7.000	87	69,654,379.32	4.30
7.001—7.250	29	21,579,611.14	1.33
7.251—7.500	10	7,387,000.00	0.46
7.501—7.750	9	6,527,750.00	0.40
7.751—8.000	7	4,346,000.00	0.27
8.251—8.500	3	5,023,200.00	0.31
Total	1,933	$1,621,635,695.59	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.501—1.750	1	$895,000.00	0.06%
1.751—2.000	357	325,103,699.61	20.05
2.001—2.250	1,046	904,579,602.74	55.78
2.251—2.500	312	227,070,830.46	14.00
2.501—2.750	135	106,849,694.34	6.59
2.751—3.000	50	36,685,168.44	2.26
3.001—3.250	22	13,970,500.00	0.86
3.251—3.500	7	4,676,200.00	0.29
3.501—3.750	3	1,805,000.00	0.11
Total	1,933	$1,621,635,695.59	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10.001—10.250	3	$2,363,800.00	0.15%
10.251—10.500	34	27,523,191.87	1.70
10.501—10.750	180	152,644,702.13	9.41
10.751—11.000	457	379,255,918.46	23.39
11.001—11.250	485	416,372,497.80	25.68
11.251—11.500	430	371,480,055.18	22.91
11.501—11.750	198	156,427,589.69	9.65
11.751—12.000	87	69,654,379.32	4.30
12.001—12.250	29	21,579,611.14	1.33
12.251—12.500	10	7,387,000.00	0.46
12.501—12.750	10	7,577,750.00	0.47
12.751—13.000	7	4,346,000.00	0.27
13.251—13.500	3	5,023,200.00	0.31
Total	1,933	$1,621,635,695.59	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,933	$1,621,635,695.59	100.00%
Total	1,933	$1,621,635,695.59	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,933	$1,621,635,695.59	100.00%
Total	1,933	$1,621,635,695.59	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	1,086	$906,365,091.89	55.89%
1—3	841	710,825,063.70	43.83
4—6	5	3,973,600.00	0.25
7—9	1	471,940.00	0.03
Total	1,933	$1,621,635,695.59	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	8	$6,892,000.00	0.43%
21—25	10	11,442,648.00	0.71
26—30	13	9,915,150.00	0.61
31—35	25	21,799,188.27	1.34
36—40	40	39,338,118.02	2.43
41—45	33	27,483,093.54	1.69
46—50	75	67,408,100.00	4.16
51—55	104	107,702,174.89	6.64
56—60	161	150,756,454.02	9.30
61—65	189	178,109,945.52	10.98
66—70	295	262,036,715.21	16.16
71—75	285	235,471,261.84	14.52
76—80	681	495,531,949.46	30.56
81—85	3	1,494,646.82	0.09
86—90	11	6,254,250.00	0.39
Total	1,933	$1,621,635,695.59	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	8	$6,892,000.00	0.43%
21—25	10	11,442,648.00	0.71
26—30	11	7,920,000.00	0.49
31—35	26	22,794,338.27	1.41
36—40	40	39,338,118.02	2.43
41—45	33	27,483,093.54	1.69
46—50	75	67,408,100.00	4.16
51—55	104	107,702,174.89	6.64
56—60	159	148,741,454.00	9.17
61—65	189	179,241,522.73	11.05
66—70	296	262,836,715.21	16.21
71—75	284	234,629,661.84	14.47
76—80	684	497,456,972.27	30.68
81—85	3	1,494,646.82	0.09
86—90	11	6,254,250.00	0.39
Total	1,933	$1,621,635,695.59	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
580—599	2	$2,273,000.00	0.14%
600—619	2	1,941,000.00	0.12
620—639	26	19,245,199.92	1.19
640—659	67	49,579,278.52	3.06
660—679	84	69,515,259.05	4.29
680—699	255	223,708,883.55	13.80
700—719	259	215,103,584.19	13.26
720—739	328	275,125,947.41	16.97
740—759	302	260,121,864.43	16.04
760—779	311	264,557,772.55	16.31
780—799	229	186,895,027.53	11.53
>= 800	68	53,568,878.44	3.30
Total	1,933	$1,621,635,695.59	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	119	$96,884,923.48	5.97%
EDE Reduced	37	33,970,906.27	2.09
SIVA	1,203	1,125,406,029.03	69.40
SISA	574	365,373,836.81	22.53
Total	1,933	$1,621,635,695.59	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	8	$5,817,250.00	0.36%
Owner Occupied	1,778	1,494,791,107.29	92.18
Second Home	147	121,027,338.30	7.46
Total	1,933	$1,621,635,695.59	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	35	$26,100,100.00	1.61%
Condo	209	153,403,926.76	9.46
Co-op	4	4,143,500.00	0.26
PUD	396	350,018,148.70	21.58
Single Family	1,288	1,087,282,420.14	67.05
Townhouse	1	687,599.99	0.04
Total	1,933	$1,621,635,695.59	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	455	$402,930,555.53	24.85%
Refi—Cash Out	764	632,481,831.77	39.00
Refi—No Cash Out	714	586,223,308.29	36.15
Total	1,933	$1,621,635,695.59	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,925	$1,611,929,399.31	99.40%
36	8	9,706,296.28	0.60
Total	1,933	$1,621,635,695.59	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	44	$48,914,546.30	3.02%
CA	1,457	1,191,631,067.82	73.48
CO	22	19,651,118.00	1.21
CT	22	26,534,110.00	1.64
DC	3	3,831,250.00	0.24
DE	2	1,303,000.00	0.08
FL	67	58,331,011.25	3.60
GA	4	3,548,600.00	0.22
HI	4	4,778,550.00	0.29
IL	21	18,502,313.74	1.14
IN	2	1,233,000.00	0.08
LA	1	620,000.00	0.04
MA	26	20,768,620.29	1.28
MD	8	4,501,162.47	0.28
ME	1	3,000,000.00	0.18
MI	5	5,453,931.00	0.34
MN	1	555,000.00	0.03
MO	1	599,250.47	0.04
MT	1	668,500.00	0.04
NC	5	6,220,500.00	0.38
NJ	11	10,085,500.00	0.62
NM	1	581,224.42	0.04
NV	10	8,883,153.00	0.55
NY	52	53,279,054.73	3.29
OH	1	547,548.59	0.03
OR	15	11,413,200.00	0.70
PA	6	3,873,589.17	0.24
RI	2	1,112,000.00	0.07
SC	1	1,125,000.00	0.07
TX	6	4,509,239.00	0.28
UT	16	16,996,100.00	1.05
VA	11	8,146,002.82	0.50
WA	103	79,513,552.52	4.90
WI	1	925,000.00	0.06
Total	1,933	$1,621,635,695.59	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
15.00 or less	57	$58,062,758.00	3.58%
15.01—20.00	64	55,257,083.13	3.41
20.01—25.00	139	120,935,475.49	7.46
25.01—30.00	224	179,996,450.86	11.10
30.01—35.00	385	337,975,835.25	20.84
35.01—40.00	505	415,870,518.04	25.65
40.01—45.00	321	269,546,386.20	16.62
45.01—50.00	159	122,707,068.03	7.57
50.01—55.00	63	47,693,950.60	2.94
55.01—60.00	8	6,748,999.99	0.42
>= 60.01	8	6,841,170.00	0.42
Total	1,933	$1,621,635,695.59	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans was approximately 35.30%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,248	$1,084,195,709.71	66.86%
60.00 or less	41	36,445,449.99	2.25
60.01—65.00	20	16,771,000.00	1.03
65.01—70.00	49	63,731,927.93	3.93
70.01—75.00	30	27,408,374.37	1.69
75.01—80.00	60	52,836,800.68	3.26
80.01—85.00	54	37,794,107.52	2.33
85.01—90.00	423	296,651,975.39	18.29
90.01—95.00	7	5,246,350.00	0.32
95.01—100.00	1	554,000.00	0.03
Total	1,933	$1,621,635,695.59	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 81.33%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY6 Group 2A2
Mortgage Loans
Preliminary Collateral Information As of 05/01/07

TOTAL CURRENT BALANCE	$465,759,562
TOTAL ORIGINAL BALANCE	$465,902,434

NUMBER OF LOANS	561

			Minimum		Maximum
AVG CURRENT BALANCE	$830,231		$420,000		$3,000,000
AVG ORIGINAL BALANCE	$830,486		$420,000		$3,000,000

WAVG GROSS COUPON	5.79%		5.10%		5.98%
WAVG GROSS MARGIN	2.12%		2.00%		2.70%
WAVG MAX INT RATE	10.79%		10.10%		11.23%

WAVG CURRENT LTV	63.84%		14.29%		90.00%

WAVG FICO SCORE	748		624		814

WAVG MONTHS TO ROLL	84	Month(s)	80	Month(s)	84	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	356	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	4	Month(s)

NZ WAVG PREPAY TERM	0	Month(s)	0	Month(s)	0	Month(s)

TOP STATE CONC	CA(81.69%),WA(4.19%),FL(2.68%)
MAXIMUM CA ZIPCODE	1.79%

FIRST PAY DATE			February 1,2007		June 1,2007

RATE CHANGE DATE			January 1,2014		May 1,2014

MATURITY DATE			January 1,2037		May 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 I/O LIBOR	543	$449,914,879.85	96.60%
7/1 LIBOR	18	15,844,682.12	3.40
Total	561	$465,759,561.97	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	561	$465,759,561.97	100.00%
Total	561	$465,759,561.97	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
400,001—500,000	97	$45,299,142.89	9.73%
500,001—600,000	137	76,279,347.42	16.38
600,001—700,000	70	45,536,134.05	9.78
700,001—800,000	53	39,691,920.55	8.52
800,001—900,000	34	29,011,582.87	6.23
900,001—1,000,000	54	52,657,057.65	11.31
1,000,001—1,100,000	18	19,242,999.99	4.13
1,100,001—1,200,000	17	19,508,400.00	4.19
1,200,001—1,300,000	13	16,432,950.00	3.53
1,300,001—1,400,000	12	16,322,000.00	3.50
1,400,001—1,500,000	16	23,525,976.55	5.05
1,500,001—1,600,000	5	7,700,500.00	1.65
1,600,001—1,700,000	2	3,299,000.00	0.71
1,700,001—1,800,000	6	10,509,000.00	2.26
1,800,001—1,900,000	2	3,689,000.00	0.79
1,900,001—2,000,000	7	13,709,000.00	2.94
2,000,001—2,100,000	6	12,468,300.00	2.68
2,200,001—2,300,000	3	6,806,250.00	1.46
2,300,001—2,400,000	2	4,754,000.00	1.02
2,400,001—2,500,000	3	7,447,000.00	1.60
>= 2,500,001	4	11,870,000.00	2.55
Total	561	$465,759,561.97	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.001—5.250	3	$2,363,800.00	0.51%
5.251—5.500	34	27,523,191.87	5.91
5.501—5.750	180	152,644,702.13	32.77
5.751—6.000	344	283,227,867.97	60.81
Total	561	$465,759,561.97	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	161	$140,418,680.31	30.15%
2.001—2.250	344	286,130,871.66	61.43
2.251—2.500	51	35,230,010.00	7.56
2.501—2.750	5	3,980,000.00	0.85
Total	561	$465,759,561.97	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10.001—10.250	3	$2,363,800.00	0.51%
10.251—10.500	34	27,523,191.87	5.91
10.501—10.750	180	152,644,702.13	32.77
10.751—11.000	343	282,577,867.97	60.67
11.001—11.250	1	650,000.00	0.14
Total	561	$465,759,561.97	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	561	$465,759,561.97	100.00%
Total	561	$465,759,561.97	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	561	$465,759,561.97	100.00%
Total	561	$465,759,561.97	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	297	$243,388,503.00	52.26%
1—3	263	221,471,058.97	47.55
4—6	1	900,000.00	0.19
Total	561	$465,759,561.97	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$2,542,000.00	0.55%
21—25	2	1,600,000.00	0.34
26—30	5	3,985,000.00	0.86
31—35	12	9,945,888.27	2.14
36—40	14	13,254,000.00	2.85
41—45	13	10,656,237.54	2.29
46—50	27	19,170,100.00	4.12
51—55	44	45,225,627.95	9.71
56—60	65	60,023,762.52	12.89
61—65	64	57,242,398.67	12.29
66—70	118	106,262,463.84	22.81
71—75	61	45,918,139.13	9.86
76—80	131	88,975,444.05	19.10
86—90	2	958,500.00	0.21
Total	561	$465,759,561.97	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$2,542,000.00	0.55%
21—25	2	1,600,000.00	0.34
26—30	5	3,985,000.00	0.86
31—35	12	9,945,888.27	2.14
36—40	14	13,254,000.00	2.85
41—45	13	10,656,237.54	2.29
46—50	27	19,170,100.00	4.12
51—55	44	45,225,627.95	9.71
56—60	65	60,023,762.52	12.89
61—65	63	56,803,975.86	12.20
66—70	118	106,262,463.84	22.81
71—75	61	45,918,139.13	9.86
76—80	132	89,413,866.86	19.20
86—90	2	958,500.00	0.21
Total	561	$465,759,561.97	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	2	$1,842,000.00	0.40%
640—659	1	1,000,000.00	0.21
660—679	1	480,000.00	0.10
680—699	53	48,244,817.84	10.36
700—719	60	47,912,178.44	10.29
720—739	108	84,354,582.95	18.11
740—759	99	83,284,641.84	17.88
760—779	118	97,993,358.10	21.04
780—799	94	77,916,282.80	16.73
>= 800	25	22,731,700.00	4.88
Total	561	$465,759,561.97	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	35	$28,486,601.32	6.12%
EDE Reduced	14	12,199,188.27	2.62
SIVA	315	297,242,538.26	63.82
SISA	197	127,831,234.12	27.45
Total	561	$465,759,561.97	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Owner Occupied	532	$443,271,951.97	95.17%
Second Home	29	22,487,610.00	4.83
Total	561	$465,759,561.97	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	9	$6,186,700.00	1.33%
Condo	61	44,651,092.81	9.59
PUD	126	107,208,172.73	23.02
Single Family	364	307,025,996.44	65.92
Townhouse	1	687,599.99	0.15
Total	561	$465,759,561.97	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	130	$107,786,626.05	23.14%
Refi—Cash Out	210	179,248,952.69	38.49
Refi—No Cash Out	221	178,723,983.23	38.37
Total	561	$465,759,561.97	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	561	$465,759,561.97	100.00%
Total	561	$465,759,561.97	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	3	$2,539,000.00	0.55%
CA	468	380,458,033.82	81.69
CO	7	8,416,000.00	1.81
CT	4	4,015,000.00	0.86
FL	14	12,462,400.00	2.68
GA	1	433,600.00	0.09
HI	1	2,060,000.00	0.44
IL	4	3,238,320.85	0.70
IN	1	432,000.00	0.09
MA	4	3,079,400.00	0.66
MD	1	715,000.00	0.15
ME	1	3,000,000.00	0.64
MI	2	1,720,000.00	0.37
NJ	2	1,239,500.00	0.27
NV	1	974,000.00	0.21
NY	11	12,315,291.88	2.64
OR	5	4,107,000.00	0.88
PA	1	519,589.17	0.11
TX	2	1,645,239.00	0.35
UT	1	538,600.00	0.12
VA	3	2,319,300.00	0.50
WA	24	19,532,287.25	4.19
Total	561	$465,759,561.97	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
15.00 or less	18	$16,910,000.00	3.63%
15.01—20.00	22	17,980,039.17	3.86
20.01—25.00	40	32,245,744.00	6.92
25.01—30.00	74	58,598,321.63	12.58
30.01—35.00	114	99,219,408.37	21.30
35.01—40.00	146	122,552,997.28	26.31
40.01—45.00	88	75,065,043.53	16.12
45.01—50.00	35	23,451,138.00	5.04
50.01—55.00	21	15,860,899.99	3.41
>= 60.01	3	3,875,970.00	0.83
Total	561	$465,759,561.97	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans was approximately 35.11%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	362	$316,456,200.50	67.94%
60.00 or less	17	16,143,800.00	3.47
60.01—65.00	6	4,346,200.00	0.93
65.01—70.00	16	18,706,604.51	4.02
70.01—75.00	12	7,639,893.12	1.64
75.01—80.00	18	13,930,750.00	2.99
80.01—85.00	22	14,952,222.80	3.21
85.01—90.00	105	71,759,641.04	15.41
90.01—95.00	3	1,824,250.00	0.39
Total	561	$465,759,561.97	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 79.49%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY6 Group 2A3
Mortgage Loans
Preliminary Collateral Information As of 05/01/07

TOTAL CURRENT BALANCE	$786,476,365
TOTAL ORIGINAL BALANCE	$788,206,025

NUMBER OF LOANS	915

			Minimum		Maximum
AVG CURRENT BALANCE	$859,537		$418,000		$3,000,000
AVG ORIGINAL BALANCE	$861,427		$418,000		$3,000,000

WAVG GROSS COUPON	6.26%		6.00%		7.85%
WAVG GROSS MARGIN	2.17%		1.75%		2.80%
WAVG MAX INT RATE	11.26%		11.00%		12.85%

WAVG CURRENT LTV	66.31%		11.63%		82.65%

WAVG FICO SCORE	746		647		817

WAVG MONTHS TO ROLL	84	Month(s)	80	Month(s)	84	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	356	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	4	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(73.10%),WA(4.94%),FL(3.50%)
MAXIMUM CA ZIPCODE	1.17%

FIRST PAY DATE			February 1,2007		June 1,2007

RATE CHANGE DATE			January 1,2014		May 1,2014

MATURITY DATE			January 1,2037		May 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 I/O LIBOR	895	$768,129,142.36	97.67%
7/1 LIBOR	20	18,347,222.81	2.33
Total	915	$786,476,365.17	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	915	$786,476,365.17	100.00%
Total	915	$786,476,365.17	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
400,001—500,000	155	$72,406,532.39	9.21%
500,001—600,000	203	112,199,074.33	14.27
600,001—700,000	143	93,304,726.57	11.86
700,001—800,000	89	66,817,894.07	8.50
800,001—900,000	51	44,010,051.56	5.60
900,001—1,000,000	78	75,438,933.71	9.59
1,000,001—1,100,000	25	26,492,834.37	3.37
1,100,001—1,200,000	22	25,512,850.00	3.24
1,200,001—1,300,000	13	16,416,062.17	2.09
1,300,001—1,400,000	26	35,293,406.00	4.49
1,400,001—1,500,000	28	41,060,000.00	5.22
1,500,001—1,600,000	6	9,429,500.00	1.20
1,600,001—1,700,000	7	11,642,000.00	1.48
1,700,001—1,800,000	4	7,034,750.00	0.89
1,800,001—1,900,000	9	16,655,000.00	2.12
1,900,001—2,000,000	12	23,783,000.00	3.02
2,000,001—2,100,000	4	8,194,000.00	1.04
2,100,001—2,200,000	3	6,502,000.00	0.83
2,200,001—2,300,000	5	11,235,500.00	1.43
2,300,001—2,400,000	6	14,159,000.00	1.80
2,400,001—2,500,000	9	22,237,250.00	2.83
>= 2,500,001	17	46,652,000.00	5.93
Total	915	$786,476,365.17	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.751—6.000	115	$99,678,050.49	12.67%
6.001—6.250	441	383,267,348.78	48.73
6.251—6.500	250	221,028,370.19	28.10
6.501—6.750	79	60,827,460.84	7.73
6.751—7.000	22	16,068,388.59	2.04
7.001—7.250	5	3,373,996.28	0.43
7.251—7.500	1	686,000.00	0.09
7.501—7.750	1	939,750.00	0.12
7.751—8.000	1	607,000.00	0.08
Total	915	$786,476,365.17	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.501—1.750	1	$895,000.00	0.11%
1.751—2.000	195	184,185,019.30	23.42
2.001—2.250	525	468,196,050.15	59.53
2.251—2.500	165	114,967,084.66	14.62
2.501—2.750	27	16,723,211.06	2.13
2.751—3.000	2	1,510,000.00	0.19
Total	915	$786,476,365.17	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10.751—11.000	114	$96,678,050.49	12.29%
11.001—11.250	440	385,148,348.78	48.97
11.251—11.500	252	222,147,370.19	28.25
11.501—11.750	78	59,777,460.84	7.60
11.751—12.000	22	16,068,388.59	2.04
12.001—12.250	5	3,373,996.28	0.43
12.251—12.500	1	686,000.00	0.09
12.501—12.750	2	1,989,750.00	0.25
12.751—13.000	1	607,000.00	0.08
Total	915	$786,476,365.17	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	915	$786,476,365.17	100.00%
Total	915	$786,476,365.17	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	915	$786,476,365.17	100.00%
Total	915	$786,476,365.17	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	532	$462,630,636.28	58.82%
1—3	381	322,014,128.89	40.94
4—6	2	1,831,600.00	0.23
Total	915	$786,476,365.17	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	4	$3,290,000.00	0.42%
21—25	7	8,092,648.00	1.03
26—30	8	5,930,150.00	0.75
31—35	13	11,853,300.00	1.51
36—40	20	18,551,118.02	2.36
41—45	18	15,260,356.00	1.94
46—50	40	38,618,700.00	4.91
51—55	54	54,110,046.94	6.88
56—60	81	77,495,291.48	9.85
61—65	93	92,567,596.86	11.77
66—70	118	105,902,009.15	13.47
71—75	131	113,588,117.35	14.44
76—80	327	240,780,634.55	30.62
81—85	1	436,396.82	0.06
Total	915	$786,476,365.17	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	4	$3,290,000.00	0.42%
21—25	7	8,092,648.00	1.03
26—30	6	3,935,000.00	0.50
31—35	14	12,848,450.00	1.63
36—40	20	18,551,118.02	2.36
41—45	18	15,260,356.00	1.94
46—50	40	38,618,700.00	4.91
51—55	54	54,110,046.94	6.88
56—60	80	77,050,291.48	9.80
61—65	93	92,567,596.86	11.77
66—70	119	106,702,009.15	13.57
71—75	130	112,746,517.35	14.34
76—80	329	242,267,234.55	30.80
81—85	1	436,396.82	0.06
Total	915	$786,476,365.17	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
640—659	2	$1,704,000.00	0.22%
660—679	2	1,119,000.00	0.14
680—699	52	43,706,523.19	5.56
700—719	151	132,240,760.33	16.81
720—739	181	160,357,238.32	20.39
740—759	175	156,457,728.82	19.89
760—779	183	158,344,014.45	20.13
780—799	127	102,317,344.73	13.01
>= 800	42	30,229,755.33	3.84
Total	915	$786,476,365.17	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	50	$42,053,249.99	5.35%
EDE Reduced	20	18,529,718.00	2.36
SIVA	569	551,766,552.04	70.16
SISA	276	174,126,845.14	22.14
Total	915	$786,476,365.17	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	7	$4,377,250.00	0.56%
Owner Occupied	818	705,368,910.73	89.69
Second Home	90	76,730,204.44	9.76
Total	915	$786,476,365.17	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	17	$13,809,650.00	1.76%
Condo	93	68,882,441.71	8.76
Co-op	3	2,443,500.00	0.31
PUD	198	175,476,033.81	22.31
Single Family	604	525,864,739.65	66.86
Total	915	$786,476,365.17	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	208	$186,364,469.99	23.70%
Refi—Cash Out	370	304,015,840.86	38.66
Refi—No Cash Out	337	296,096,054.32	37.65
Total	915	$786,476,365.17	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	912	$781,837,068.89	99.41%
36	3	4,639,296.28	0.59
Total	915	$786,476,365.17	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	23	$25,545,046.28	3.25%
CA	686	574,911,445.74	73.10
CO	9	7,863,918.00	1.00
CT	11	14,448,110.00	1.84
DC	1	850,000.00	0.11
DE	2	1,303,000.00	0.17
FL	31	27,550,050.00	3.50
GA	1	495,000.00	0.06
HI	1	1,101,300.00	0.14
IL	6	6,734,210.11	0.86
LA	1	620,000.00	0.08
MA	16	14,010,800.29	1.78
MD	5	2,287,162.47	0.29
MI	2	3,161,931.00	0.40
MN	1	555,000.00	0.07
MO	1	599,250.47	0.08
MT	1	668,500.00	0.08
NC	2	4,200,000.00	0.53
NJ	8	8,266,000.00	1.05
NM	1	581,224.42	0.07
NV	7	6,078,153.00	0.77
NY	22	22,301,596.71	2.84
OH	1	547,548.59	0.07
OR	6	4,688,700.00	0.60
PA	3	2,446,000.00	0.31
TX	3	2,364,000.00	0.30
UT	8	7,850,500.00	1.00
VA	6	4,650,702.82	0.59
WA	49	38,872,215.27	4.94
WI	1	925,000.00	0.12
Total	915	$786,476,365.17	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
15.00 or less	28	$26,671,258.00	3.39%
15.01—20.00	32	27,598,512.79	3.51
20.01—25.00	86	77,757,231.49	9.89
25.01—30.00	109	91,488,655.82	11.63
30.01—35.00	180	162,017,528.74	20.60
35.01—40.00	230	190,507,616.27	24.22
40.01—45.00	138	122,375,769.65	15.56
45.01—50.00	73	60,498,824.58	7.69
50.01—55.00	28	19,676,767.83	2.50
55.01—60.00	6	4,919,000.00	0.63
>= 60.01	5	2,965,200.00	0.38
Total	915	$786,476,365.17	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans was approximately 34.77%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	689	$593,352,406.22	75.44%
60.00 or less	20	15,711,649.99	2.00
60.01—65.00	12	8,798,300.00	1.12
65.01—70.00	22	34,067,673.42	4.33
70.01—75.00	14	14,495,450.00	1.84
75.01—80.00	32	29,994,550.69	3.81
80.01—85.00	19	14,560,384.73	1.85
85.01—90.00	105	73,973,950.12	9.41
90.01—95.00	1	968,000.00	0.12
95.01—100.00	1	554,000.00	0.07
Total	915	$786,476,365.17	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 78.30%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY6 Group 2A4
Mortgage Loans
Preliminary Collateral Information As of 05/01/07

TOTAL CURRENT BALANCE	$369,399,768
TOTAL ORIGINAL BALANCE	$369,636,243

NUMBER OF LOANS	457

			Minimum		Maximum
AVG CURRENT BALANCE	$808,315		$409,566		$3,000,000
AVG ORIGINAL BALANCE	$808,832		$420,000		$3,000,000

WAVG GROSS COUPON	6.63%		6.25%		8.40%
WAVG GROSS MARGIN	2.46%		2.00%		3.70%
WAVG MAX INT RATE	11.63%		11.25%		13.40%

WAVG CURRENT LTV	72.25%		14.62%		90.00%

WAVG FICO SCORE	689		586		816

WAVG MONTHS TO ROLL	84	Month(s)	77	Month(s)	84	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	353	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	7	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(63.96%),WA(5.71%),AZ(5.64%)
MAXIMUM CA ZIPCODE	1.48%

FIRST PAY DATE			November 1,2006		June 1,2007

RATE CHANGE DATE			October 1,2013		May 1,2014

MATURITY DATE			October 1,2036		May 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 I/O LIBOR	439	$355,230,144.52	96.16%
7/1 LIBOR	18	14,169,623.93	3.84
Total	457	$369,399,768.45	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	457	$369,399,768.45	100.00%
Total	457	$369,399,768.45	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
400,001—500,000	80	$37,077,305.90	10.04%
500,001—600,000	117	64,970,648.13	17.59
600,001—700,000	63	41,015,211.36	11.10
700,001—800,000	50	37,353,232.08	10.11
800,001—900,000	25	21,276,945.42	5.76
900,001—1,000,000	48	47,028,000.00	12.73
1,000,001—1,100,000	7	7,485,000.00	2.03
1,100,001—1,200,000	12	13,868,150.00	3.75
1,200,001—1,300,000	7	8,829,000.00	2.39
1,300,001—1,400,000	7	9,434,740.00	2.55
1,400,001—1,500,000	10	14,695,281.25	3.98
1,500,001—1,600,000	3	4,619,500.02	1.25
1,600,001—1,700,000	4	6,643,000.00	1.80
1,700,001—1,800,000	4	7,010,000.00	1.90
1,800,001—1,900,000	1	1,828,000.00	0.49
1,900,001—2,000,000	2	3,996,000.00	1.08
2,000,001—2,100,000	4	8,254,000.00	2.23
2,100,001—2,200,000	3	6,490,000.00	1.76
2,200,001—2,300,000	1	2,240,000.00	0.61
2,300,001—2,400,000	1	2,399,249.99	0.65
>= 2,500,001	8	22,886,504.30	6.20
Total	457	$369,399,768.45	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
6.001—6.250	44	$30,574,149.02	8.28%
6.251—6.500	178	149,332,684.99	40.43
6.501—6.750	120	96,650,128.85	26.16
6.751—7.000	65	53,585,990.73	14.51
7.001—7.250	24	18,205,614.86	4.93
7.251—7.500	9	6,701,000.00	1.81
7.501—7.750	8	5,588,000.00	1.51
7.751—8.000	6	3,739,000.00	1.01
8.251—8.500	3	5,023,200.00	1.36
Total	457	$369,399,768.45	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	1	$500,000.00	0.14%
2.001—2.250	177	150,252,680.93	40.67
2.251—2.500	96	76,873,735.80	20.81
2.501—2.750	103	86,146,483.28	23.32
2.751—3.000	48	35,175,168.44	9.52
3.001—3.250	22	13,970,500.00	3.78
3.251—3.500	7	4,676,200.00	1.27
3.501—3.750	3	1,805,000.00	0.49
Total	457	$369,399,768.45	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
11.001—11.250	44	$30,574,149.02	8.28%
11.251—11.500	178	149,332,684.99	40.43
11.501—11.750	120	96,650,128.85	26.16
11.751—12.000	65	53,585,990.73	14.51
12.001—12.250	24	18,205,614.86	4.93
12.251—12.500	9	6,701,000.00	1.81
12.501—12.750	8	5,588,000.00	1.51
12.751—13.000	6	3,739,000.00	1.01
13.251—13.500	3	5,023,200.00	1.36
Total	457	$369,399,768.45	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	457	$369,399,768.45	100.00%
Total	457	$369,399,768.45	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	457	$369,399,768.45	100.00%
Total	457	$369,399,768.45	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	257	$200,345,952.61	54.24%
1—3	197	167,339,875.84	45.30
4—6	2	1,242,000.00	0.34
7—9	1	471,940.00	0.13
Total	457	$369,399,768.45	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$1,060,000.00	0.29%
21—25	1	1,750,000.00	0.47
36—40	6	7,533,000.00	2.04
41—45	2	1,566,500.00	0.42
46—50	8	9,619,300.00	2.60
51—55	6	8,366,500.00	2.26
56—60	15	13,237,400.02	3.58
61—65	32	28,299,949.99	7.66
66—70	59	49,872,242.22	13.50
71—75	93	75,965,005.36	20.56
76—80	223	165,775,870.86	44.88
81—85	2	1,058,250.00	0.29
86—90	9	5,295,750.00	1.43
Total	457	$369,399,768.45	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$1,060,000.00	0.29%
21—25	1	1,750,000.00	0.47
36—40	6	7,533,000.00	2.04
41—45	2	1,566,500.00	0.42
46—50	8	9,619,300.00	2.60
51—55	6	8,366,500.00	2.26
56—60	14	11,667,400.00	3.16
61—65	33	29,869,950.01	8.09
66—70	59	49,872,242.22	13.50
71—75	93	75,965,005.36	20.56
76—80	223	165,775,870.86	44.88
81—85	2	1,058,250.00	0.29
86—90	9	5,295,750.00	1.43
Total	457	$369,399,768.45	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
580—599	2	$2,273,000.00	0.62%
600—619	2	1,941,000.00	0.53
620—639	24	17,403,199.92	4.71
640—659	64	46,875,278.52	12.69
660—679	81	67,916,259.05	18.39
680—699	150	131,757,542.52	35.67
700—719	48	34,950,645.42	9.46
720—739	39	30,414,126.14	8.23
740—759	28	20,379,493.77	5.52
760—779	10	8,220,400.00	2.23
780—799	8	6,661,400.00	1.80
>= 800	1	607,423.11	0.16
Total	457	$369,399,768.45	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	34	$26,345,072.17	7.13%
EDE Reduced	3	3,242,000.00	0.88
SIVA	319	276,396,938.73	74.82
SISA	101	63,415,757.55	17.17
Total	457	$369,399,768.45	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	1	$1,440,000.00	0.39%
Owner Occupied	428	346,150,244.59	93.71
Second Home	28	21,809,523.86	5.90
Total	457	$369,399,768.45	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	9	$6,103,750.00	1.65%
Condo	55	39,870,392.24	10.79
Co-op	1	1,700,000.00	0.46
PUD	72	67,333,942.16	18.23
Single Family	320	254,391,684.05	68.87
Total	457	$369,399,768.45	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	117	$108,779,459.49	29.45%
Refi—Cash Out	184	149,217,038.22	40.39
Refi—No Cash Out	156	111,403,270.74	30.16
Total	457	$369,399,768.45	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	452	$364,332,768.45	98.63%
36	5	5,067,000.00	1.37
Total	457	$369,399,768.45	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	18	$20,830,500.02	5.64%
CA	303	236,261,588.26	63.96
CO	6	3,371,200.00	0.91
CT	7	8,071,000.00	2.18
DC	2	2,981,250.00	0.81
FL	22	18,318,561.25	4.96
GA	2	2,620,000.00	0.71
HI	2	1,617,250.00	0.44
IL	11	8,529,782.78	2.31
IN	1	801,000.00	0.22
MA	6	3,678,420.00	1.00
MD	2	1,499,000.00	0.41
MI	1	572,000.00	0.15
NC	3	2,020,500.00	0.55
NJ	1	580,000.00	0.16
NV	2	1,831,000.00	0.50
NY	19	18,662,166.14	5.05
OR	4	2,617,500.00	0.71
PA	2	908,000.00	0.25
RI	2	1,112,000.00	0.30
SC	1	1,125,000.00	0.30
TX	1	500,000.00	0.14
UT	7	8,607,000.00	2.33
VA	2	1,176,000.00	0.32
WA	30	21,109,050.00	5.71
Total	457	$369,399,768.45	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
15.00 or less	11	$14,481,500.00	3.92%
15.01—20.00	10	9,678,531.17	2.62
20.01—25.00	13	10,932,500.00	2.96
25.01—30.00	41	29,909,473.41	8.10
30.01—35.00	91	76,738,898.14	20.77
35.01—40.00	129	102,809,904.49	27.83
40.01—45.00	95	72,105,573.02	19.52
45.01—50.00	51	38,757,105.45	10.49
50.01—55.00	14	12,156,282.78	3.29
55.01—60.00	2	1,829,999.99	0.50
Total	457	$369,399,768.45	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans was approximately 36.65%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	197	$174,387,102.99	47.21%
60.00 or less	4	4,590,000.00	1.24
60.01—65.00	2	3,626,500.00	0.98
65.01—70.00	11	10,957,650.00	2.97
70.01—75.00	4	5,273,031.25	1.43
75.01—80.00	10	8,911,499.99	2.41
80.01—85.00	13	8,281,499.99	2.24
85.01—90.00	213	150,918,384.23	40.86
90.01—95.00	3	2,454,100.00	0.66
Total	457	$369,399,768.45	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 85.74%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY6 Group 3
Mortgage Loans
Preliminary Collateral Information As of 05/01/07

TOTAL CURRENT BALANCE	$1,039,358,139
TOTAL ORIGINAL BALANCE	$1,040,069,943

NUMBER OF LOANS	1,168

			Minimum		Maximum
AVG CURRENT BALANCE	$889,861		$255,000		$3,000,000
AVG ORIGINAL BALANCE	$890,471		$420,000		$3,000,000

WAVG GROSS COUPON	6.07%		4.30%		7.68%
WAVG GROSS MARGIN	2.17%		2.00%		3.40%
WAVG MAX INT RATE	11.07%		9.30%		12.68%

WAVG CURRENT LTV	64.76%		10.00%		90.00%

WAVG FICO SCORE	741		594		816

WAVG MONTHS TO ROLL	120	Month(s)	114	Month(s)	120	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	354	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	6	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(74.08%),NY(5.63%),WA(4.80%)
MAXIMUM CA ZIPCODE	1.90%

FIRST PAY DATE			December 1,2006		June 1,2007

RATE CHANGE DATE			November 1,2016		May 1,2017

MATURITY DATE			November 1,2036		May 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10/1 I/O LIBOR	1,139	$1,014,916,683.75	97.65%
10/1 LIBOR	29	24,441,454.92	2.35
Total	1,168	$1,039,358,138.67	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	1,168	$1,039,358,138.67	100.00%
Total	1,168	$1,039,358,138.67	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
200,001—300,000	1	$255,000.00	0.02%
300,001—400,000	1	373,400.00	0.04
400,001—500,000	207	97,285,604.89	9.36
500,001—600,000	226	125,999,246.20	12.12
600,001—700,000	150	98,184,076.95	9.45
700,001—800,000	110	83,567,471.80	8.04
800,001—900,000	84	71,629,040.40	6.89
900,001—1,000,000	110	107,090,176.23	10.30
1,000,001—1,100,000	44	46,567,509.38	4.48
1,100,001—1,200,000	34	39,336,975.00	3.78
1,200,001—1,300,000	26	32,643,199.99	3.14
1,300,001—1,400,000	22	30,160,370.00	2.90
1,400,001—1,500,000	39	57,573,296.95	5.54
1,500,001—1,600,000	13	20,377,000.00	1.96
1,600,001—1,700,000	7	11,727,400.00	1.13
1,700,001—1,800,000	5	8,771,832.00	0.84
1,800,001—1,900,000	9	16,671,469.91	1.60
1,900,001—2,000,000	19	37,476,163.99	3.61
2,000,001—2,100,000	5	10,416,500.00	1.00
2,100,001—2,200,000	7	15,014,255.00	1.44
2,200,001—2,300,000	6	13,620,499.99	1.31
2,300,001—2,400,000	5	11,940,000.00	1.15
2,400,001—2,500,000	14	34,687,499.99	3.34
>= 2,500,001	24	67,990,150.00	6.54
Total	1,168	$1,039,358,138.67	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.251—4.500	7	$5,474,000.00	0.53%
4.501—4.750	15	13,848,375.00	1.33
4.751—5.000	11	10,825,178.44	1.04
5.001—5.250	11	8,780,500.00	0.84
5.251—5.500	29	26,070,700.00	2.51
5.501—5.750	106	88,508,704.58	8.52
5.751—6.000	289	280,859,717.11	27.02
6.001—6.250	390	366,258,165.08	35.24
6.251—6.500	205	159,498,382.70	15.35
6.501—6.750	65	47,017,421.76	4.52
6.751—7.000	29	22,604,100.00	2.17
7.001—7.250	8	7,802,894.00	0.75
7.251—7.500	1	832,000.00	0.08
7.501—7.750	2	978,000.00	0.09
Total	1,168	$1,039,358,138.67	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	291	$292,698,007.93	28.16%
2.001—2.250	650	590,004,621.75	56.77
2.251—2.500	153	105,427,575.73	10.14
2.501—2.750	52	37,627,039.26	3.62
2.751—3.000	13	8,073,694.00	0.78
3.001—3.250	7	4,195,200.00	0.40
3.251—3.500	2	1,332,000.00	0.13
Total	1,168	$1,039,358,138.67	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.251—9.500	7	$5,474,000.00	0.53%
9.501—9.750	14	12,408,375.00	1.19
9.751—10.000	12	12,265,178.44	1.18
10.001—10.250	11	8,780,500.00	0.84
10.251—10.500	29	26,070,700.00	2.51
10.501—10.750	106	88,508,704.58	8.52
10.751—11.000	287	279,309,717.11	26.87
11.001—11.250	390	366,288,165.08	35.24
11.251—11.500	207	161,018,382.70	15.49
11.501—11.750	65	47,017,421.76	4.52
11.751—12.000	29	22,604,100.00	2.17
12.001—12.250	8	7,802,894.00	0.75
12.251—12.500	1	832,000.00	0.08
12.501—12.750	2	978,000.00	0.09
Total	1,168	$1,039,358,138.67	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,168	$1,039,358,138.67	100.00%
Total	1,168	$1,039,358,138.67	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,168	$1,039,358,138.67	100.00%
Total	1,168	$1,039,358,138.67	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	752	$681,482,740.02	65.57%
1—3	413	355,332,933.02	34.19
4—6	3	2,542,465.63	0.24
Total	1,168	$1,039,358,138.67	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	6	$4,689,364.27	0.45%
21—25	10	7,764,000.00	0.75
26—30	7	5,756,000.00	0.55
31—35	14	11,758,000.00	1.13
36—40	25	23,317,399.98	2.24
41—45	42	39,492,700.00	3.80
46—50	53	51,906,400.05	4.99
51—55	72	86,478,450.00	8.32
56—60	132	132,631,784.69	12.76
61—65	120	115,929,317.76	11.15
66—70	221	207,128,722.96	19.93
71—75	150	122,614,772.42	11.80
76—80	309	226,103,982.54	21.75
81—85	1	531,000.00	0.05
86—90	6	3,256,244.00	0.31
Total	1,168	$1,039,358,138.67	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	6	$4,689,364.27	0.45%
21—25	10	7,764,000.00	0.75
26—30	7	5,756,000.00	0.55
31—35	13	11,503,000.00	1.11
36—40	24	22,943,999.98	2.21
41—45	42	39,492,700.00	3.80
46—50	53	51,906,400.05	4.99
51—55	72	86,478,450.00	8.32
56—60	133	132,886,784.69	12.79
61—65	120	115,929,317.76	11.15
66—70	221	207,128,722.96	19.93
71—75	150	122,614,772.42	11.80
76—80	310	226,477,382.54	21.79
81—85	1	531,000.00	0.05
86—90	6	3,256,244.00	0.31
Total	1,168	$1,039,358,138.67	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
580—599	1	$659,956.25	0.06%
600—619	2	1,995,000.00	0.19
620—639	5	4,442,000.00	0.43
640—659	21	17,487,663.79	1.68
660—679	48	39,063,489.38	3.76
680—699	147	123,431,354.48	11.88
700—719	122	102,221,582.39	9.84
720—739	215	205,892,696.32	19.81
740—759	179	155,683,947.00	14.98
760—779	200	186,105,677.91	17.91
780—799	174	154,209,554.90	14.84
>= 800	54	48,165,216.25	4.63
Total	1,168	$1,039,358,138.67	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	95	$95,969,237.52	9.23%
EDE Reduced	34	31,855,082.83	3.06
SIVA	625	644,637,917.02	62.02
SISA	414	266,895,901.30	25.68
Total	1,168	$1,039,358,138.67	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	2	$979,500.00	0.09%
Owner Occupied	1,089	966,517,809.20	92.99
Second Home	77	71,860,829.47	6.91
Total	1,168	$1,039,358,138.67	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	22	$17,394,112.81	1.67%
Condo	100	86,111,329.40	8.29
Co-op	5	5,200,000.00	0.50
PUD	240	218,004,682.17	20.97
Single Family	801	712,648,014.29	68.57
Total	1,168	$1,039,358,138.67	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	300	$273,099,840.16	26.28%
Refi—Cash Out	529	458,384,517.03	44.10
Refi—No Cash Out	339	307,873,781.48	29.62
Total	1,168	$1,039,358,138.67	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,166	$1,034,368,138.67	99.52%
36	2	4,990,000.00	0.48
Total	1,168	$1,039,358,138.67	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	18	$15,505,243.16	1.49%
CA	864	769,908,095.54	74.08
CO	16	16,241,400.00	1.56
CT	15	12,571,265.19	1.21
DC	1	586,400.00	0.06
FL	16	17,398,125.00	1.67
GA	2	1,165,000.00	0.11
ID	1	700,000.00	0.07
IL	15	12,191,747.00	1.17
IN	2	2,301,469.91	0.22
MA	16	14,676,519.47	1.41
MD	16	10,059,900.00	0.97
ME	2	3,640,000.00	0.35
MN	1	623,000.00	0.06
NC	6	4,825,417.42	0.46
NH	1	1,500,000.00	0.14
NJ	11	6,367,600.00	0.61
NV	11	11,101,487.37	1.07
NY	64	58,553,214.27	5.63
OH	1	588,000.00	0.06
OR	10	9,098,900.00	0.88
SC	2	1,059,200.00	0.10
TX	5	5,643,580.00	0.54
UT	4	3,531,440.00	0.34
VA	7	9,091,999.99	0.87
VT	1	499,812.50	0.05
WA	60	49,929,321.85	4.80
Total	1,168	$1,039,358,138.67	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
15.00 or less	44	$42,185,544.37	4.06%
15.01—20.00	37	35,025,188.13	3.37
20.01—25.00	96	85,453,033.51	8.22
25.01—30.00	167	150,874,727.02	14.52
30.01—35.00	230	221,230,399.64	21.29
35.01—40.00	265	240,900,734.90	23.18
40.01—45.00	188	151,090,833.84	14.54
45.01—50.00	89	70,216,060.00	6.76
50.01—55.00	43	34,399,617.26	3.31
55.01—60.00	7	6,997,500.00	0.67
>= 60.01	2	984,500.00	0.09
Total	1,168	$1,039,358,138.67	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans was approximately 34.61%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	783	$706,067,244.67	67.93%
60.00 or less	32	29,892,700.00	2.88
60.01—65.00	18	16,680,000.00	1.60
65.01—70.00	29	46,133,000.00	4.44
70.01—75.00	35	31,395,144.50	3.02
75.01—80.00	53	50,042,927.40	4.81
80.01—85.00	35	26,670,630.00	2.57
85.01—90.00	182	131,740,492.10	12.68
90.01—95.00	1	736,000.00	0.07
Total	1,168	$1,039,358,138.67	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 78.07%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.